                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                                  ARMCO INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                  ARMCO INC.
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                                 ARMCO INC.
                             ONE OXFORD CENTRE
                              301 GRANT STREET
                         PITTSBURGH, PA 15219-1415

                         -------------------------

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               APRIL 28, 1995

                         -------------------------

      NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Armco, Inc. will be held at the Hyatt Regency Pittsburgh at Chatham Center, located at 112 Washington Place, Pittsburgh, Pennsylvania, on Friday, April 28, 1995, at 10:00 a.m., for the following purposes:

      1.   To elect directors.

      2.   To   adopt  the  1995  Directors  Stock  Purchase  and  Deferred
           Compensation Plan.

      3.   To adopt the Annual Incentive Compensation Plan.

      4. To transact such other business as may properly come before the meeting.

      The close of business on February 28, 1995, was fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. The proxy statement, which follows, contains more detailed information as to the actions proposed to be taken.

      YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND SIGN YOUR PROXY AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN THOUGH YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.


                                         By Order of the Board of Directors
                                         Gary R. Hildreth, Secretary


Pittsburgh, Pennsylvania
March 15, 1995

                         ARMCO INC.
                      ONE OXFORD CENTRE
                      301 GRANT STREET
                  PITTSBURGH, PA 15219-1415

                       ---------------
                       PROXY STATEMENT

               ANNUAL MEETING OF SHAREHOLDERS

                       APRIL 28, 1995
                       ---------------



             SOLICITATION AND VOTING OF PROXIES

      The enclosed proxy is being solicited by the Board of Directors of Armco Inc., an Ohio corporation (hereinafter "Armco" or the "Corporation"), with its principal executive offices located at One Oxford Centre, 301 Grant Street,
Pittsburgh, Pennsylvania 15219-1415, for use at the annual meeting of shareholders (the "Meeting") of the Corporation to be held on April 28, 1995. This proxy statement and the accompanying proxy were first sent to shareholders of the Corporation on or about March 15, 1995.

      The close of business on February 28, 1995, has been fixed as the record date for determining shareholders entitled to notice of and to vote at the Meeting. On that date, the Corporation had outstanding and entitled to vote 105,845,473 shares of common stock, $.01 par value (the "common stock"),
1,697,231 shares of Class A, $2.10 Cumulative Convertible Preferred Stock (the "$2.10 preferred stock") and 2,700,000 shares of Class A, $3.625 Cumulative Convertible Preferred Stock (the "$3.625 preferred stock"). Holders of shares of common stock, $2.10 preferred stock and $3.625 preferred stock are each entitled to one vote for each share owned on all matters to come before the Meeting.

      Shares of common stock, $2.10 preferred stock and $3.625 preferred stock represented by properly executed proxies will, unless such proxies have previously been revoked, be voted at the Meeting in accordance with the direction indicated on such proxies. Prior to its exercise, a proxy may be revoked by a later proxy received by the Corporation or by giving notice to the Corporation in writing or in open meeting.

      With respect to the election of directors, shareholders may vote for the election of the entire slate or may withhold their vote from the entire slate by marking the proper box on the form of proxy, or may withhold their vote from any one or more individual nominees by striking a line through the name of such nominees in the form of proxy.

      If no direction is given, an executed proxy will be voted FOR the election of each of the eight persons named as nominees, FOR the adoption of the 1995 Directors Stock Purchase and Deferred Compensation Plan and FOR the adoption of the Annual Incentive Compensation Plan. If any nominee for election as a director should be unable to serve, the proxy will be voted for a nominee, if any, designated by the Board of Directors. Directors are elected by a plurality of votes cast. Abstentions and broker non-votes will have the same effect as a vote withheld in the case of the election of directors and will have the same effect as a vote against the adoption of the 1995 Directors Stock Purchase and Deferred Compensation Plan and a vote against the adoption of the Annual Incentive Compensation Plan.

      The Board of Directors does not anticipate that any matters other than those set forth herein will be brought before the Meeting. If, however, other matters are properly presented, the persons named in the proxy will have discretion, to the extent provided by applicable law, to vote on such matters.

      Under Ohio law, if any shareholder gives notice in writing to the president, a vice president or the secretary of the Corporation, not less than 48 hours before the time fixed for holding the Meeting, that such shareholder desires the voting for the election of directors to be cumulative, and if an announcement of the giving of such notice is made upon the convening of the Meeting by the chairman or secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate his or her voting power for the election of directors.

      In the event of such an announcement, the persons named as proxies on the enclosed proxy card will use their discretion in exercising such cumulative voting power with respect to the shares represented thereby. Under the cumulative voting method, each shareholder is entitled to the number of votes equal to the number of shares held by such shareholder on the record date multiplied by the number of directors to be elected, and all such votes may be cast for a single nominee or distributed among the nominees as desired. The Corporation intends that such persons named as proxies will (except as otherwise provided by the shareholder submitting such proxy) have discretion to cumulate votes for the election of directors so as to maximize the number of directors elected from among the nominees proposed by the Board.


                    ELECTION OF DIRECTORS


      As provided in Armco's Regulations, the Board of Directors has fixed the number of directors at eight and eight persons have been nominated to serve as directors of the Corporation until the next Annual Meeting of Shareholders and until their successors are elected and qualified. These nominees are named in the following table, which also sets forth information for each nominee respecting age, principal occupation, business experience during the past five years and certain other information.





               Age 63; President and Chief Executive Officer of Alleghany Corporation, an insurance and financial services holding company. Prior to 1992, Mr. Burns was President and Chief Operating Officer of Alleghany Corporation. A Director of the Corporation since 1992; a member of the Audit Review Committee, Compensation Committee and Corporate Responsibility Committee. Also a Director of Alleghany Corporation.

John J. Burns, Jr.





               Age 59; Vice Chairman, Corning Incorporated, a broad-based manufacturing and service company. Senior Vice President, Research & Development Division, Corning Incorporated from 1985 - 1987. A Director of the Corporation since 1989; a member of the Audit Review Committee and Corporate Responsibility Committee. Also a Director of Corning Incorporated.

David A. Duke

               Age 65; Chairman of the Board of the Corporation. Retired Chairman of the Board and Chief Executive Officer of Business International Corporation, a publishing, consulting and advisory services firm. A Director of the Corporation since 1975; a member of the Audit Review Committee.

John C. Haley





               Age   69;  Chairman  of  the  Board,  Kansas  City
               Southern Industries Inc., a holding company providing transportation and financial services; retired Chairman of the Board, and formerly Chief Executive Officer, of Sprint Corporation, a telecommunications company. A Director of the
               Corporation since 1972; a member of the Compensation Committee and Nominating Committee. Also a Director of Duke Power Company, Hallmark Cards, Inc., Kansas City Southern Industries, Inc. and Sprint Corporation.

Paul H. Henson







               Age 50; Executive Vice President of PNC Bank Corp., a provider of broad-based banking and financial services. Former President and Chief
               Executive Officer of PNC Bank, N.A. - Pittsburgh and former President of PNC Bank, Ohio, N.A. A Director of the Corporation since 1994; a member of the Audit Review Committee and Corporate Responsibility Committee.


Bruce E. Robbins





               Age 67; Chairman of Sweetheart Holdings, a private partnership. Former Chairman of the Board and Chief Executive Officer of The Mead Corporation, an integrated manufacturer of paper and forest products. A Director of the Corporation since 1985; a member of the Audit Review Committee and Compensation Committee. Also a Director of DPL Inc., National City Corporation, Perkin-Elmer Corporation and Rayonier.

Burnell R. Roberts

               Age 49; President and Chief Executive Officer of Copperweld Corporation, a manufacturer of tubular and bimetallic wire products. A Director of the Corporation since 1994; a member of the Compensation Committee and Nominating Committee.

John D. Turner




               Age 56; President and Chief Executive Officer of the Corporation and former Chief Operating Officer of the Corporation. Formerly President and Chief Executive Officer of Cyclops Industries, Inc., a producer of flat-rolled stainless and carbon steels, tubular steel products and special alloys. A Director of the Corporation since 1992; a member of the Corporate Responsibility Committee and Nominating Committee. Also a Director of Alleghany Corporation and AK Steel Holding Corporation.

James F. Will


Board of Directors and Committees of the Board

      In  1994, the Board of Directors of the Corporation  met  9
times. In addition to the committees described below, the Board of Directors has appointed a Corporate Responsibility Committee.

      The Nominating Committee met once in 1994. This committee reviews the qualifications of and recommends individuals for
election  as  directors.   It advises on  the  optimum  size  and
composition of the Board and reviews and defines the responsibilities, duties and performance of the committees of the Board. This committee also reviews and advises the Board on the Corporation's organization and successors for key personnel. This committee will review nominees suggested by shareholders in writing and sent to the attention of the Secretary of the Corporation.

     In accordance with the Corporation's Regulations, which were approved by the shareholders, shareholders intending to nominate director candidates for election at any annual meeting of shareholders must deliver written notice thereof to the Secretary of Armco not later than 90 days prior to the date one year from the date of the immediately preceding annual meeting of shareholders. Such notice timely given by a shareholder shall set forth certain information concerning such shareholder and his or her nominee(s). The presiding officer at such annual meeting may refuse to acknowledge any nomination not made in accordance with the foregoing and any person not so nominated shall not be eligible for election as a director. Shareholders intending to nominate director candidates for election at the 1996 annual meeting of shareholders must deliver written notice, including specified information, to the Secretary of the Corporation by January 29, 1996.

      The Audit Review Committee met three times in 1994. This committee is responsible for nominating the independent auditors, working with the independent auditors and the internal auditing staff of the Corporation and other corporate officials, reviewing the financial statements of the Corporation, monitoring compliance with corporate policies relating to conflict of interest, business ethics and antitrust and reporting on the results of the audits to the Board, as well as submitting to the Board its recommendations relating to the financial reporting, accounting practices and policies, and financial accounting and operation controls.

       The Compensation Committee reviews, determines and recommends to the Board the principal compensation and benefit programs, including the compensation of executive officers of the Corporation, reviews the Board's delegation of fiduciary responsibility relating to certain benefit plans to the Benefit Plans Administrative Committee and administers and oversees grants and awards under the Corporation's employee stock and other incentive plans. This committee met five times in 1994. See "EXECUTIVE COMPENSATION -- Compensation Committee Report on Executive Compensation".

      During 1994, no director attended less than 75% of the meetings of the Board and committees on which he served except for Mr. Henson.

Compensation of Directors

     Currently, each director, other than those who are employees of the Corporation or its subsidiaries, is paid a retainer fee of $20,400 a year, plus travel and other expenses incurred in connection with his work for the Corporation. For each Board meeting attended, each such director receives $1,000. For each committee meeting attended, each committee member receives $800 and the committee chairperson receives $1,000. Directors who are employees of the Corporation do not receive any additional compensation by reason of their membership on, or attendance at meetings of, the Board or committees thereof. Effective April 22, 1994, Mr. John C. Haley was elected non-executive chairman for a period of one year. In addition to receiving a retainer and committee and board fees as described above, Mr. Haley receives a fee of $125,000 a year, plus travel and other expenses incurred in connection with his position as Chairman.

      The Board of Directors has approved an increase, effective May 1, 1995, in the annual retainer fee payable to directors to $24,000, subject to the adoption by the shareholders of the Corporation of the 1995 Directors Stock Purchase and Deferred Compensation Plan. The 1995 Directors Stock Purchase and Deferred Compensation Plan provides that, during the term of such Plan, 25% of the directors' annual retainer, from time to time, will be paid in common stock in lieu of cash and permits directors to receive up to 100% of their annual retainer for service on the Board in common stock and to defer receipt of directors' fees. See "1995 DIRECTORS STOCK PURCHASE AND DEFERRED COMPENSATION PLAN".

Deferred Conpensation Plan for Directors

       The Deferred Compensation Plan for Directors became effective October 1, 1981. Any director, who is not an employee of the Corporation or its subsidiaries, may elect to defer payment of all or any portion of fees earned as a director of the Corporation. Deferred amounts will be hypothetically credited with interest at the 90-day Treasury Bill rate in effect on the first day of each quarter or, at the director's election, will be hypothetically invested in the common stock at the average of the highest and lowest price per share reported on the New York Stock Exchange Composite Transactions Tape for the day on which such amounts are credited to such director's account. A hypothetical investment in the common stock will be credited as if dividends have been paid whenever a dividend is paid on the common stock and shall be accounted for as an additional investment in the common stock. Payment will be made in cash in either a lump sum or in annual installments for a period not to exceed five years with payment usually commencing after a director ceases to be a director of the Corporation. Subject to the adoption by the shareholders of the 1995 Directors Stock Purchase and Deferred Compensation Plan, this plan will be terminated effective May 1, 1995. No director deferred payment of fees under this plan during 1994.

Pension Plan for Outside Directors

      The pension plan for outside directors became effective June 23, 1989. Under this plan, directors who are not and have not been employees of the Corporation or its subsidiaries, and who retire from the Board at age 65 or above with five or more years of service, will receive an annual pension equal to 100% of the annual retainer fee payable at retirement, for a period equal to the years of service with the Board. There is a maximum benefit period of ten years.

     The Board of Directors has determined to lock and freeze the pension plan for outside directors effective April 30, 1995. As a result, Mr. Haley, Mr. Henson, Mr. Ladish and Mr. Roberts, each of whom is fully vested at the maximum benefit, are each entitled to receive an annual benefit of $20,400 (the annual retainer in effect through April 30, 1995) in each of the ten years following his retirement from the Board of Directors. The Board has also determined that Mr. Burns, Dr. Duke, Mr. Robbins and Mr. Turner, each of whom is unvested, will each be credited with a hypothetical investment in 1,000 shares of common stock for each year of service on the Board of Directors through April 30, 1995 (or a proportionate number of shares for any fractional year of such service) in settlement of their unvested benefits under this plan. As of that date, the number of years served on the Board of Directors by the unvested directors will be as follows: Mr. Burns, 3 years; Dr. Duke, 5 1/2 years; Mr. Robbins, 1 year and Mr. Turner, 1 year. The hypothetical investment in the common stock will be credited as if dividends have been paid whenever a dividend is paid on the common stock and such dividend shall be accounted for as an additional investment in the common stock. Payments will be made in cash after a director ceases to be a director of the Corporation.

Insurance Coverage for Outside Directors

      The Corporation provides up to $100,000 of group life insurance to any director who is not an employee of the Corporation. The Corporation also provides non-employee directors with $250,000 of accidental death and dismemberment insurance. These insurance benefits terminate upon a director's resignation or retirement from the Board. During 1994, the Corporation paid premiums aggregating $16,668 for this coverage.


   1995 DIRECTORS STOCK PURCHASE AND DEFERRED COMPENSATION PLAN

      On January 27, 1995, the Board of Directors approved for submission to the shareholders for adoption at the Meeting, the 1995 Directors Stock Purchase and Deferred Compensation Plan (the "Director Plan"). If adopted by the shareholders, the Director Plan will become effective as of May 1, 1995. The Board of Directors believes that the Director Plan will enhance the Corporation's long-term prospects and serve the interests of the Corporation's shareholders by giving non-employee directors of the Corporation a direct and personal financial stake in the Corporation and aligning the financial interests of such directors with the interests of the Corporation's shareholders.

     The following is a summary description of the Director Plan, which is qualified in its entirety by reference to the Director
Plan, a copy of which is attached to this Proxy Statement as Exhibit A.

Eligibility; Mandatory and Elective Awards; Deferral of Fees

      Each director of the Corporation who is not also a regular, salaried employee of the Corporation or a subsidiary of the
Corporation (a "Non-Employee Director") will participate in the Director Plan. All of the eight nominees for election as directors of the Corporation at the Meeting, except Mr. Will, are Non-Employee Directors.

      Under the Director Plan, each Non-Employee Director will receive 25% of his annual retainer fee for service on the Board of Directors in shares of common stock in lieu of cash during the term of the Director Plan. In addition, each Non-Employee Director may elect to receive all or any portion of the balance of the annual retainer fee for service on the Board of Directors in shares of common stock in lieu of cash. The number of shares of common stock issuable to Non-Employee Directors in lieu of cash fees pursuant to the mandatory and elective features of the Director Plan generally will be determined based on the market price of the common stock on the date when the annual retainer (or other) fee payment is otherwise due and payable (or if there shall be no trading on such date, on the next preceding date when sales were made) (the "Stock Price").

     Each Non-Employee Director may also elect under the Director Plan to defer receipt of any or all directors' fees, including any fees that would automatically be paid in common stock under the Director Plan. The Corporation will establish an account on its books in the name of each Non-Employee Director who defers the receipt of fees under the Director Plan. If a Non-Employee Director defers receipt of fees that would automatically be paid in common stock under the Director Plan, his account will be credited with "Common Stock Units". Each Common Stock Unit is an unfunded bookkeeping entry representing the right to receive a share of common stock at a future date. If a Non-Employee Director defers receipt of any other fees, he may elect whether to have his account credited with Common Stock Units or with dollars. The number of Common Stock Units credited to a Non-Employee Director's account will be determined by dividing the amount of fees being deferred and as to which he has elected to receive Common Stock Units by the Stock Price. The cash amount credited to a director's account will be equal to the amount of fees being deferred and as to which he has elected not to receive Common Stock Units. The number of Common Stock Units credited to a Non-Employee Director's account under the Director Plan will be adjusted to reflect any dividends paid on the common stock based on the average of the high and low sales prices of the common stock on the dates such dividends are paid. The amount of dollars credited to a Non-Employee Director's account under the Director Plan will be credited with interest, at the end of each calendar quarter, at a rate per annum equal to the prime rate announced publicly by PNC Bank, N.A. at the end of such calendar quarter. Distributions in respect of Non-Employee Directors' accounts under the Director Plan will be made on a date specified by the Non-Employee Director, upon cessation of service on the Board of Directors or at the end of the year during which such cessation occurs, as elected by the Non-Employee Director. Payments may, at the election of the Non-Employee Directors, be made in up to ten annual installments.

     Shares of common stock issued under the Director Plan and in settlement of Common Stock Units credited under the Director Plan will not be subject to any restrictions, except that shares of common stock issued under the Director Plan may not be sold or otherwise disposed of by a Non-Employee Director for a period of six months following the date of the grant of such common stock to the extent necessary to satisfy certain Securities and Exchange Commission rules.

      The following table sets forth the number of shares of common stock that would be issued under the Director Plan during 1995 to each of the nominees for election as directors of the Corporation at the Meeting, assuming their election to the Board of Directors by the shareholders, and to all current directors as a group. Additional shares of common stock would be issued under the Director Plan in subsequent years.

                                                          Number of Shares/
     Non-Employee Director (1)        Dollar Value ($)    Common Stock Units (2)
     -------------------------        ----------------    ----------------------
     John J. Burns, Jr.                    $ 6,000                950
     David A. Duke                         $ 6,000                950
     John C. Haley                         $ 6,000                950
     Paul H. Henson                        $ 6,000                950
     Bruce E. Robbins                      $ 6,000                950
     Burnell R. Roberts                    $ 6,000                950
     John D. Turner                        $ 6,000                950
     All current Non-Employee
         Directors as a group (3)          $42,000              6,650

     ____________________________

     (1) The dollar values and numbers of shares shown assume that (i) the Director Plan was in effect for all of 1995 (i.e., that each Non-Employee Director will receive during 1995 annual retainer fees subject to the Director Plan equal in amount to $24,000) and (ii) none of the Non-Employee Directors elects to increase the amount of fees payable in common stock above the 25% minimum. Assuming all the Non-Employee Directors elect to have 100% of the annual retainer fee paid in common stock, each Non-Employee Director would receive 3,800 shares of common stock, giving all Non-Employee Directors as a group 26,600 shares. The number of shares of common stock or Common Stock Units shown is based on an assumed conversion price of $6.3125 per share, representing the average of the high and low sales prices of the common stock on February 14, 1995.

     (2) Represents the number of shares of common stock or, if the Non-Employee Directors elect to defer the receipt of such shares, of Common Stock Units issuable to the Non-Employee Directors, assuming the conversion price of $6.3125 per share.

     (3) Mr. Ladish is retiring from the Board at the end of his current term and, therefore, will not receive any shares under the Director Plan during 1995.

Administration of Director Plan

      The Director Plan will be administered by the Board of Directors. The Board has the authority to interpret the Director Plan, to establish, amend and rescind any rules and regulations relating to the Director Plan, to determine the terms of deferral agreements entered into under the Director Plan and to make all other determinations necessary or advisable for the administration of the Director Plan; provided, however, that the
                                     -----------------
Board shall have no discretion with respect to the eligibility or selection of Non-Employee Directors to receive shares of common stock or Common Stock Units under the mandatory feature of the Director Plan, the number of shares of common stock or Common Stock Units to be issued under the Director Plan or the timing of the grant or purchase of such shares or units, or the purchase price for such shares or units.

      The Board of Directors may amend or terminate the Director Plan at any time, provided that no such action may reduce the
                    --------
amounts previously credited to a Non-Employee Director's account under the Director Plan without the director's consent and provided that no amendment that (i) materially increases the maximum number of shares of common stock that may be issued under the Director Plan (except pursuant to the adjustment provisions described below), (ii) materially increases the benefits accruing to Non-Employee Directors under the Director Plan or (iii) materially modifies the requirements as to eligibility to participate in the Director Plan may be made without shareholder approval and provided further that the provisions of the Director
             ----------------
Plan relating to automatic grants shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee
Retirement Income Security Act of 1974, as amended, or the regulations promulgated thereunder.

Shares Subject to Director Plan

      Subject to adjustment as described below, 100,000 shares of common stock shall be available for issuance under the Director Plan. The closing price per share of the common stock as reported on the New York Stock Exchange Composite Transactions Tape on March 1, 1995 was $6.75.

Adjustments

      In the event of any change in the common stock (e.g., as a result of merger, consolidation, recapitalization, reclassification, stock dividend or reverse split), appropriate adjustments shall be made to the number of shares of common stock issuable under the Director Plan and, in certain cases, to the type of property distributable in respect of Common Stock Units. In the event of any stock split, stock dividend or stock consolidation affecting the common stock, appropriate adjustments also shall be made to the number of Common Stock Units credited to Non-Employee Directors' accounts.

Voting Required for Approval of Adoption

      The affirmative vote of the holders of a majority of the outstanding shares of common stock, $2.10 preferred stock and $3.625 preferred stock entitled to vote at the Meeting is required to ratify the adoption of the Director Plan. If approved, the Director Plan will become effective as of the date of such approval.

     The Board of Directors recommends a vote FOR the proposal to approve the adoption of the Director Plan.

            ANNUAL INCENTIVE COMPENSATION PLAN --
             ESTABLISHMENT OF PERFORMANCE-BASED
      PLAN INTENDED TO PRESERVE TAX DEDUCTIBILITY UNDER
         SECTION 162(m) OF THE INTERNAL REVENUE CODE


      On  February 24, 1995, the Board of Directors  adopted  the
Annual   Incentive  Compensation  Plan  (the  "Incentive   Plan")
effective as of January 1, 1995, subject to approval by the shareholders at the Meeting. The Incentive Plan is a performance-based plan for officers and other management that provides annual incentive opportunities linked directly to specific performance measures.

      The Incentive Plan is intended to allow the Compensation Committee to make awards that qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended by the Omnibus Budget Reconciliation Act of 1993. This provision limits to $1 million the allowable deduction for compensation paid by a publicly held company to the chief executive officer and to each of the other four most highly compensated employees for taxable years beginning on or after January 1, 1994. This limitation, however, does not apply to performance-based compensation that is tied to objective performance standards that have been established by a compensation committee of the board consisting solely of outside directors and the material terms of which have been approved by the shareholders. The Incentive Plan has been designed by the Compensation Committee to meet these criteria. Accordingly, the Corporation is seeking shareholder approval of the Incentive Plan.

     The Board of Directors believes that the Incentive Plan will
advance   the   interests   of  the  Corporation   by   providing
participants annual incentive opportunities linked directly to specific results.

      The  following  is a summary description of  the  Incentive
Plan, which is qualified in its entirety by reference to the Incentive Plan, a copy of which is attached to this Proxy
Statement as Exhibit B.

Eligibility; Awards

       All officers and corporate and operating management employees of the Corporation and its subsidiaries, including the Named Executives, are eligible for selection to participate in the Incentive Plan. There are approximately 75 officers and employees of the Corporation currently eligible to participate in the Incentive Plan.

      Under the Incentive Plan, for each calendar year ("Award Year"), the Compensation Committee (the "Committee") will set a Target Award dollar amount for each participant designated by the Committee. The Committee will also establish performance measures in accordance with the Incentive Plan for each participant. The performance measures may relate to a particular area of the business for which the participant is responsible, to one or more business units or to the Corporation as a whole, or to a combination of the foregoing. The Committee will establish the objective criteria that will determine the percentage (which may exceed 100%) of the Target Award that will be paid out based upon the level of achievement of the predetermined performance goals. The performance goals may include one or more of the following performance measures for a calendar year: (a) income before federal taxes and net interest expense; (b) achievement of specific and measurable operational objectives; (c) working capital, generally defined to include receivables, inventories and controllable current liabilities, measured either in absolute dollars or relative to sales; and/or (d) such other performance goals as may be established by the Committee which may be based on earnings growth, revenues, expenses, stock price, market share, return on assets, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, or achievement of balance sheet, income statement or cash flow objectives, or any other objective goals established by the Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.

      After the end of the calendar year, the Committee will review the performance measurements and determine the percentages of the Target Awards that will be paid out under the Incentive Plan. The Committee may also reduce or eliminate any payout, but it may not increase a payout under the Incentive Plan. Incentive payments under the Incentive Plan will be made in cash, provided that the Committee may determine, including pursuant to an irrevocable election by a participant made at least six months in advance of the payment, to make any payment earned under the Incentive Plan in shares of the Corporation's common stock, including restricted stock (issued under the Corporation's 1993 Long-Term Incentive Plan or any other stock plan of the Corporation that has been approved by its shareholders), in lieu of cash. Payments made under the Incentive Plan in shares of the common stock, including restricted stock, in lieu of cash may be made at a discounted price, which shall not in any event be less than the lesser of $3.50 per share and 70% of the market value of the common stock on the date the Target Award is set (as adjusted to reflect any stock splits, reverse stock splits, stock dividends, mergers, consolidations, recapitalizations, reclassifications, special dividends or other similar events affecting the common stock). If all or a portion of a participant's incentive payments is to be made in shares of restricted stock, the Committee may also provide that, if any of such shares are forfeited because such participant's employment terminates before the restrictions on such shares lapse, such participant shall be entitled to a cash payment from the Corporation for such forfeited shares equal to the lesser of (i) the dollar amount of the incentive payment that was paid in the forfeited shares in lieu of cash and (ii) the market value of the forfeited shares at the time of such employment termination.

      In no event may the sum of the dollar amount of incentive payments paid in cash and the market value of incentive payments paid in common stock, including restricted stock (based on the market price of the common stock on the date the Target Award is established), to any participant under the Incentive Plan for any Award Year exceed $1,500,000. The Committee must certify the level of achievement of the performance goals before any payments may be made under the Incentive Plan.

      No determination has been made as to the specific amount of any incentive to be paid under the Incentive Plan in the future.

      Participants in the Incentive Plan, including the Named Executives, may receive annual incentive compensation in addition to any incentive payments made under the Incentive Plan and whether or not incentive payments are made to such participants under the Incentive Plan for the same year. The payment of such additional incentive compensation will be at the discretion of the Committee and need not be based upon the achievement of objective performance goals.

Voting Required for Approval of Adoption

      The affirmative vote of the holders of a majority of the outstanding shares of common stock, $2.10 preferred stock and $3.625 preferred stock entitled to vote at the Meeting is required to ratify the adoption of the Incentive Plan. If approved, the Incentive Plan will become effective as of January 1, 1995.

      The Board of Directors recommends a vote FOR the proposal to approve the adoption of the Incentive Plan.

                   EXECUTIVE COMPENSATION


                 Summary Compensation Table

      Set forth below is certain summary information with respect to the compensation of Armco's chief executive officer and the four other most highly compensated executive officers who were serving as executive officers at December 31, 1994 (based on amounts reported as salary and bonus for 1994) (the "Named Executives").

- -------------------------------------------------------------------------------------------------------------
                                 Annual Compensation              Long-Term Compensation
                             -----------------------------  -----------------------------------
                                                                    Awards              Payouts
                                                            ------------------------   --------
                                                    Other   Restricted   Securities                All Other
Name                                               Annual     Stock      Underlying      LTIP       Compen-
and Principal                                      Compen-   Award(s)     Options/      Payouts     sation
Position              Year   Salary ($)  Bonus ($)  sation    ($) (1)    SARs (#)(2)      ($)         ($)
- -------------------------------------------------------------------------------------------------------------
J. F. Will            1994   530,000           0         0   1,512,739     150,338          0        35,554 (3)
President             1993   495,833      53,000         0           0      65,000          0        30,781
& CEO                 1992   465,672           0         0           0           0          0        14,225

R. M. Visokey         1994   292,833           0         0     809,636      78,647          0        23,079 (3)
Executive V.P. -      1993   244,002     167,829         0           0      16,000          0        16,273
Steel Operations      1992    76,668       3,640         0      66,250           0          0         3,100

David A. Higbee       1994   246,000           0         0     607,710      55,526          0        14,846 (3)
V.P. - Diversified    1993   123,000      24,600         0           0      15,000          0         7,201
Businesses (4)

David G. Harmer       1994   225,000           0         0     587,771      55,607          0        16,929 (3)
V.P.  & Chief         1993   168,750      22,500         0     142,500      20,000          0        10,091
Financial Officer

G. R. Hildreth        1994   200,000      43,250         0     440,595      37,071          0        13,159 (3)
V.P.,                 1993   196,667      20,000         0           0      15,000          0        12,449
General Counsel       1992   174,000      32,604         0      58,750           0          0        10,607
& Secretary
- -------------------------------------------------------------------------------------------------------------

________
 (1) The  value  indicated is based on the closing  price  of
     the common stock on the date of grant.   The awards  of
     restricted stock for 1994 for each of the Named Executives, are comprised of: (a) an award of shares of restricted common stock made to such Named Executive in April 1994 under the 1988 Restricted Stock Plan; and
     (b) shares of restricted common stock awarded under the 1993 Long-Term Incentive Plan (the "LTIP") to such Named Executive in January 1995 in lieu of all or a portion of the cash bonus payable to such Named Executive for 1994. The vesting of the awards of restricted stock for 1994 is 20% of such shares in April 1997, a further 30% in April 1998 and the remaining 50% in April 1999. Such awards were made under an annual incentive compensation plan approved by the Corporation's Board of Directors, pursuant to a compensation
     program  (the   "1994  Program")  implemented  by   the
     Corporation in April 1994 for its senior executives, including the Named Executives. Under the 1994 Program, each participant, including the Named Executives, is required to receive at least 25% of any annual bonus under such an annual incentive plan for 1994, 1995 and 1996 in shares of restricted common stock, valued at $3.50 per share (a 30% discount from the market price of common stock at the time of the establishment of the 1994 Program). Also under the 1994 Program, each of the
     participants,   including  the  Named  Executives,  was
     permitted, at the time of the implementation of the 1994 Program, to elect irrevocably to receive an additional percentage, up to 100%, of any annual bonuses earned under an annual incentive compensation plan approved by the Corporation's Board of Directors for 1994, 1995 and 1996 in restricted stock awards (under the LTIP), valued at $3.50 per share.

     The following table sets forth for each of the Named Executives the value of the portion of those shares of restricted stock reflected above for 1994 on which the restrictions will lapse in each of 1997, 1998 and 1999.

                                                     Total
     Name               Value of Shares Vesting      Value
     ----               -----------------------      -----
                        1997      1998    1999
                       -----     -----   -----
     J. F. Will       $302,548  $453,822 $756,369  $1,512,739
     R. M. Visokey     161,927   242,891  404,818     809,636
     D. A. Higbee      121,542   182,313  303,855     607,710
     D. G. Harmer      117,554   176,331  293,886     587,771
     G. R. Hildreth     88,119   132,178  220,298     440,595

     In addition to their elections under the 1994 Program for 1994 incentive compensation, which are reflected in
     the   table   above,   all  of  the  Named   Executives
     irrevocably elected in April 1994 to receive 100% of any incentive bonuses earned under such a plan for 1995 and 1996 in restricted stock awards (had the 1994 Program and the elections made thereunder not been in effect, the Named Executives would have received the
     following  cash  bonus payments in 1994:   Mr.  Will  -
     $526,186; Mr. Visokey - $275,263; Mr. Higbee, $194,340;
     Mr.  Harmer - $194,625 and Mr. Hildreth $173,000).  See
     "Compensation    Committee    Report    on    Executive
     Compensation". The aggregate number and value (based on the closing price of the common stock of $6.625 at December 30, 1994) of the restricted shares held by the Named Executives at December 31, 1994 was: Mr. Will - 106,000, $702,250; Mr. Visokey - 69,200, $458,450; Mr.
     Higbee   -  49,200,  $325,950;  Mr.  Harmer  -  65,000,
     $430,625;   and   Mr.  Hildreth  -  57,750,   $382,594.
     Dividends will be paid on restricted shares, if, and only if, dividends are paid on the common stock.

 (2) Also under the 1994 Program, each participant who is awarded shares of restricted stock in lieu of cash bonus will be granted an option to purchase an equal number of shares of common stock at the market value of
     the  common  stock on the date of such grant.   Amounts
     shown for 1994 represent options granted on January 27, 1995 with respect to bonuses earned for the fiscal year
     1994.   Such  options are exercisable in  full  on  and
     after the second anniversary of the grant. See "Stock Option Plans" and "Compensation Committee Report on Executive Compensation" below.

 (3) These amounts include:

        (i) $6,000 for Mr. Will, $9,883 for Mr. Visokey, $7,500 for Mr. Higbee, $7,875 for Mr. Harmer, and $7,500 for Mr. Hildreth of matching contributions under the Armco Inc. Retirement and Savings Plan;

        (ii)   $20,500   for   Mr.  Will,  $10,142  for  Mr.
               Visokey, $4,800 for Mr. Higbee, $ 6,750 for Mr. Harmer, and $2,500 for Mr. Hildreth representing contributions allocated to the trust established under the Armco Inc. Executive Supplemental Deferred Compensation Plan in respect of matching contributions not paid to the Armco Inc. Retirement and Savings Plan by reason of Internal Revenue Service limitations; and

        (iii)  $9,054  for  Mr.  Will,  $3,054  for  Mr. Visokey,
               $2,546  for Mr. Higbee, $2,304 for Mr. Harmer, and
               $3,159 for Mr. Hildreth for premiums for life insurance benefits provided to them.

 (4) Effective  March  1,  1994,  Mr.  Higbee  was  elected  Vice
     President - Diversified Businesses.

Stock Option Plans

     The Corporation has granted and has authority to make future grants of stock options and stock appreciation rights ("SARs") to key employees, including the Named Executives, under stock option plans previously approved by the shareholders. The exercise price of all outstanding options is 100% of the fair market value at the date of grant and SARs have been granted in tandem with all such options through 1991. The exercise of SARs and the form of settlement thereof (i.e., cash, shares of common stock or a combination thereof) are subject to the consent of the
Compensation Committee. No stock options were granted to the Named Executives during the 1994 fiscal year.

      The following table sets forth information with respect to the unexercised options/SARs held by the Named Executives at December 31, 1994. None of the Named Executives exercised any options or SARs during the 1994 fiscal year.


              Fiscal Year-End Option/SAR VALUES

                           Number of
                           Securities        Value of
                           Underlying        Unexercised
                           Unexercised       In-the-Money
                           Options/SARs      Options/SARs
                           at Fiscal         at Fiscal
                           Year End (#)      Year End ($) (1)
                           -------------     ----------------
                           Exercisable/      Exercisable/
  Name                     Unexercisable     Unexercisable
  ----                     -------------     ----------------
J. F. Will                 78,624/48,750        211,139/-0-
R. M. Visokey               4,000/12,000            -0-/-0-
D. A. Higbee                3,750/11,250            -0-/-0-
D. G. Harmer                5,000/15,000            -0-/-0-
G. R. Hildreth             24,950/11,250          4,813/-0-

_________________________


(1) Calculated by determining the difference between the exercise price and the closing price of the common stock as reported on the New York Stock Exchange Composite Transactions Tape at December 30, 1994 ($6.625 per share).


Pension Plans

      Effective January 1, 1995, the Corporation has amended the Non-Contributory Pension Plan (the "NCPP") by adopting a different defined benefit formula called the Retirement Accumulation Pension Plan (the "RAPP") for nonrepresented salaried employees formerly covered by the NCPP. Each such participant received an opening balance in the RAPP equal to the value of the NCPP benefits earned as of December 31, 1994, calculated based on the accrued regular monthly benefit that would otherwise have been payable to the employee upon attainment of age 62 based on final pay-related formulas.

      Employees participating in the 2% Defined Contribution Plan
("DCP") will also be covered by the new RAPP but will have an opening balance of zero dollars. Their account in the 2% DCP will be vested effective December 31, 1994.

      The  opening  balance  for  participants  in  the  RAPP  is increased by monthly "pay credits" and by the crediting of interest on a quarterly basis. Monthly pay credits are equal to 2% of pay for all former participants in the DCP and new hires and between 2% and 9% of pay depending on age and years of service on December 31, 1994, for former participants in the
NCPP. Additional pay credit contributions are possible if the Corporation achieves certain return on asset results each year.

      Pay included for purposes of determining pay credits includes base salary, bonus or other short-term incentive forms of compensation and certain other amounts (corresponding generally to the salary and bonus reflected in the Summary Compensation Table above). The employee's account balance earns quarterly interest at the per annum rate for five-year U.S. Treasury notes subject to a maximum rate of 12.5%, except that the participant's opening account balance is subject to a minimum rate of 7.5%. The participant's opening account balance ceases to earn additional interest when the participant attains age 65.

      The opening account balances of the Named Executives are as follows: Mr. Will - $220,202, Mr. Higbee - $250,555 and Mr. Hildreth - $426,227. Mr. Harmer and Mr. Visokey have opening account balances of zero because they were never participants in the NCPP. The percentage of covered compensation to be used to determine pay credits for each of the Named Executives is as follows: Mr. Will - 6%, Mr. Visokey - 2%, Mr. Higbee - 9%, Mr. Harmer - 2%, and Mr. Hildreth - 8%. If employment were continued until the mandatory retirement age of 65 at the 1994 rates of remuneration, and assuming a constant 7.5% rate of interest accrual, Messrs. Will, Visokey, Higbee, Harmer, and Hildreth would have account balances under the RAPP of $523,496, $62,260, $910,198, $66,066, and $908,214, respectively.

       The Corporation has also established a Supplemental Executive Retirement Plan ("SERP") replacing the former Minimum Pension Plan ("MPP") for key executives, including the Named Executives, whose participation has been approved by the Board of Directors. The SERP provides a supplemental pension benefit for those whose pension under the RAPP is limited by the Internal Revenue Code provisions or by reason of short service with the Corporation. The normal retirement age under the SERP is 65. Participants who have reached age 62 and have at least ten years of service with Armco and five years of participation in the SERP can receive the benefit immediately on an unreduced basis. For those who retire prior to age 62, this benefit is payable at age
62. Participants who have accumulated at least five years of service as a participant in the SERP on or before the date of their termination of employment may elect to receive payments at or after age 55 in an actuarially reduced amount. Participants will receive an aggregate minimum pension of 50% of their average annual earnings before retirement, which includes base salary and bonuses (corresponding generally to the salary and bonus reflected in the Summary Compensation Table above), for years prior to 1991, imputed income resulting from group term life insurance premiums paid by the Corporation and, for years prior to 1995, the Corporation's contribution to the Armco Inc. Retirement and Savings Plan.

      The benefit derived from the foregoing calculation will be offset by the qualified RAPP benefit and any qualified or non-qualified defined benefit or defined contribution benefit from prior employers not affiliated with Armco. In addition, the equivalent of 50% of the normal Social Security retirement benefits and any employer-provided disability benefits would also be offset.

      If 1994 employment was continued until mandatory retirement at age 65, at their 1994 rates of remuneration, Messrs. Will, Visokey, Higbee, Harmer, and Hildreth would be entitled to total yearly pensions of $294,500, $208,921, $139,050, $126,000, and
$113,750, respectively, under such plans.

Severance Arrangements

      Armco's  severance policy applicable to each of  the  Named
Executives provides a minimum severance pay of twelve months' base salary, plus additional months (up to a maximum of 24) of pay based on a combination of age and service.

      In addition, Armco has agreements with each of the Named Executives providing for certain benefits upon actual or constructive termination of employment, or termination of employment by reason of disability, death or an employee's resignation under certain circumstances, generally following a
"change in control" of Armco, as defined in the agreements. A "change of control" under these agreements generally occurs when
(1) any person or group other than the Corporation and certain related entities becomes the beneficial owner of securities representing 25% or more of the combined voting power of Armco's securities, (2) during any period of two consecutive years, there is a change in the composition of a majority of the Corporation's Board of Directors that was not approved by at least two-thirds of the existing directors who were so approved or (3) the shareholders of the Corporation approve a merger or consolidation of the Corporation, subject to certain exceptions, or the complete liquidation of the Corporation or the sale of all or substantially all of its assets. Under these agreements, Armco has reserved the right to terminate employment for "cause", as defined in the agreements, without the payment of such benefits. Generally, upon the occurrence of an event which triggers these benefits, an employee would be entitled to a lump sum payment equal to a multiple (of two times for the Named Executives) the sum of such employee's base salary (at the highest rate paid during any month during the 24 months preceding notice of termination) and bonus and other incentive compensation paid during the calendar year preceding the termination, and continuation for two years of coverage under Armco's welfare benefit plans, including life, health and other insurance benefits. The agreements also provide, in the event of a change in control and termination of employment, for (i) a cash payment in exchange for each employee's outstanding stock options in an amount equal to the difference between the option price and the higher of the per share market value of the common stock on the date of termination and the average value of the consideration per share paid to Armco shareholders in the transaction resulting in the change in control and (ii) the lapse, immediately upon the change in control, of all restrictions applicable to restricted share awards.


Insurance

      Upon the occurrence of an extended illness or accident, key employees, including the Named Executives, are provided payments equal to their then base salary for a maximum of six months. Thereafter, the Corporation will provide such individuals with long-term disability payments in an amount equal to 60% of their base salary at the time such disability occurred. Such payments will continue until age 65, at which time payments cease.

     The Corporation provides all exempt salaried employees hired prior to January 1, 1995, with group term life insurance equal to 24 times an employee's monthly base salary as of December 31, 1994, except that, for exempt salaried employees who were employed on or before December 31, 1989, this insurance equals the greater of 30 times the employee's monthly base salary as of December 31, 1989, or 24 times the employee's monthly base salary at the time of death. From 1995 and thereafter, that life insurance benefit will equal the greater of the level as of December 31, 1994, and 12 times base monthly salary. All employees hired as of January 1, 1995, or thereafter will have a life insurance benefit equal to 12 times the employee's monthly base salary.

      Following retirement with attainment of age 65 and at least five years of service, age 55 and at least 15 years of service, 30 years of service (regardless of age), or permanent incapacitation with 15 years of service, an employee is eligible for group term life insurance based upon age and years of service as of January 1, 1995. An employee that is age 50 or older or has completed at least 30 years of service with the Corporation as of January 1, 1995, will receive retiree life insurance coverage equal to one times annual base pay at retirement for the first year following retirement, with coverage in each of the 10 succeeding years thereafter declining by 10% per year, provided that the minimum coverage in the eleventh year after retirement and beyond will always be $10,000. Any employee who is under age 50 with less than 30 years of service as of January 1, 1995, will receive life insurance of $10,000 upon retirement.

       Certain key employees, including Messrs. Higbee and Hildreth, could purchase supplemental coverage equal to 18 times their monthly base salary as of January 1, 1987, at a cost equal to the amount of imputed income allocated to such individual under the Internal Revenue Code. Unlike the amount of the group term life insurance provided to all employees, there is no decrease in the amount of coverage for such key employees after retirement.

Participation  in   this  supplemental  plan  was  frozen  as  of
January 1, 1987. Messrs. Will, Visokey and Harmer are not eligible for this supplemental coverage plan.


Compensation Committee Report on Executive Compensation

      The Compensation Committee of the Board of Directors (the "Committee") is composed of independent directors (see "Compensation Committee Interlocks and Insider Participation in Compensation Decisions"). The Committee is responsible for reviewing, determining and recommending to the Board the annual salary, short- and long-term incentive compensation, stock awards and other compensation of the executive officers of the Corporation. This report describes the policies and rationales of the Committee in establishing the principal components of executive compensation in 1994.

      The Committee's review and determination of executive compensation generally includes consideration of the following factors: (a) industry, peer group and national compensation surveys, (b) past and future performance contributions of each executive officer to corporate performance, (c) the overall performance of the Corporation, both separately and relative to similar companies in the steel industry, (d) historical compensation levels and (e) recommendations of independent compensation consultants with respect to compensation competitiveness. Under the direction of the Committee, the Corporation has developed a compensation strategy designed to compensate its executives on a competitive basis relative to specific performance targets and comparable to other companies in the steel industry, including companies that are not included in either the S&P Steel Index or Specialty Steels Peer Group performance graph (as discussed on page 20 hereof), the five-year cumulative total shareholder returns of which are graphically depicted under "Performance Graph" below. Those companies, and the other companies surveyed by the Corporation for their compensation policies, were selected for comparison on the basis of industry similarities. The S&P Steel Index was not considered exclusively for comparison because it does not broadly represent the specialty steels industry. The compensation program is intended to (a) attract and retain key executives critical to the long-term success of the Corporation, (b) facilitate the Corporation's short- and long-term planning process, and, most importantly, (c) reward executives for long-term strategic management and the enhancement of shareholder value.

       Compensation for each of the Corporation's executive officers, including the Named Executives, consists of a fixed base salary and variable components, including both short- and long-term incentive compensation, as well as certain compensation under corporate benefit plans available generally to corporate officers. At the beginning of each year, an annual salary and performance incentive plan for each of the Corporation's executive officers, other than the Chief Executive Officer ("CEO"), is developed and prepared by the Corporation's human resources staff under the direction of the CEO and submitted for consideration by the Committee. The Committee reviews and fixes the CEO's compensation based on criteria similar to those considered for all executives, as well as an assessment of his past and future contributions in leading Armco toward its objectives of becoming the leading, low-cost domestic producer of specialty steels and achieving improved long-term financial and operating results.

      In evaluating the performance and setting the compensation of executive officers in 1994, the Committee considered the factors described above. In determining incentive compensation, it also took into account improvement in the Corporation's historical market share in the specialty steel segment, Armco's strategic market. The Committee also considered management's successful completion of, or successful negotiation of agreements providing for, the sale of assets and businesses that do not enhance Armco's profitability or fit with Armco's core business; significant increases in productivity, quality, customer service and profitability of Armco's stainless and electrical steel businesses, including at Armco's Butler, Zanesville and Coshocton facilities; and record performance at Douglas Dynamics, Inc. Based on these factors and accomplishments, the Committee believes that Armco's executive management made substantial and objective progress toward achieving the Corporation's overall objectives described above.

      Base  Salary.   Armco's base salary policy is  designed  to
      -------------
recognize the sustained and cumulative efforts toward achieving the Corporation's objectives that its executives have demonstrated. The base salary is a remuneration for services provided. The levels of base salary for 1994 were determined primarily by competitive conditions and were fixed at levels that are below competitive amounts paid to executives with comparable qualifications at a broad range of industrial companies, as reported by Hay Management Consultants Salary Surveys. In addition, the Committee considered specific steel industry compensation survey data and fixed 1994 salaries at or about the median level for comparably sized steel companies. Of the Named Executives, Messrs. Will and Visokey received increased in annual base salary from the prior year in recognition of their strong performance discussed below and increased responsibilities associated with their new executive positions.

      Short-Term Incentives.  Short-term incentives are  paid  to
      ----------------------
recognize performance that is related to the achievement of key financial and operating goals that have been established for a fiscal year. These short-term incentives are set at or about the middle of the range of short-term incentive bonuses paid to executives at the steel companies surveyed by Armco. Since short-term incentives generally reflect one year contributions, the size of the payments may vary considerably from year to year,
depending  on  performance.   At  the  beginning  of  each  year,
performance   goals  for  the  purposes  of  determining   annual
incentive   compensation  are  established.   These   goals   are
objective, measurable and to a reasonable degree controllable by the respective executive. The executives are paid an annual bonus based on achieving these annual goals.

      For 1994, the Committee approved specific operating income and working capital goals for each operating unit based on its approved annual operating plan and a specific net income goal for the Corporation's performance. These financial goals provided 70% of the executive's aggregate targeted incentive opportunity. In addition, the Committee approved specific strategic and operating goals, including both qualitative and quantitative measures, such as market share, productivity initiatives, customer service, safety performance improvements, sale of non-strategic businesses and certain other discretionary objectives. Achievement of these goals provided the remaining 30% of the executive's aggregate targeted incentive opportunity. The total amount of each executive's targeted incentive opportunity is based upon a percentage of base salary, which percentage is based on the comparative compensation data described above. The actual incentive payment to an executive officer for any year may exceed the targeted incentive opportunity for that year if applicable performance targets are exceeded.

       The Corporation's key operating units exceeded their operating income and working capital goals and the Corporation exceeded the target net income goal for 1994. In addition, the Corporation achieved a number of specific strategic and operating goals during 1994, including the divestment of non-strategic assets and the execution of definitive agreements for such divestment, the development of new, cost-effective salaried medical and retirement benefits, the implementation of a new Human Resources Competency Program, the formation and adoption of a Strategic Product and Facilities Plan to upgrade and expand plants, and the completion of a new business information systems study. Based upon performance equal to or exceeding the preestablished financial goals and the contributions made by Messrs. Will, Visokey, Higbee, Harmer, and Hildreth to the achievement of such strategic and operating goals, the Committee awarded each of the Named Executives incentive payments for 1994 in excess of their targeted incentive opportunities.

      Long-Term  Incentives.  The Committee recognizes  long-term
      ----------------------
incentive compensation as the key component of the total pay package linking executive pay and corporate performance. At Armco, long-term incentive compensation is intended to link the interests of its executives with the interests of Armco's owners, its shareholders. Long-term incentive awards are targeted at or about the middle of the range of long-term incentive compensation paid to executive officers by the steel companies surveyed by Armco for their compensation policies. In establishing its competitive position, Armco considers the frequency and award size of long-term incentive awards by the surveyed companies, as well as the prior grants awarded to the Named Executives.

       In 1994, the Committee and the Board of Directors, recognizing that the steel industry had become a highly competitive environment for strong, qualified senior management talent, approved a comprehensive long-term incentive compensation program for the Corporation's senior management, including the Named Executives, to cover the period 1994 to 1997. The purpose of the program is threefold: 1) attract and retain top management for the next 5 years; 2) provide senior management a meaningful financial incentive to improve the Corporation's performance, including some personal risk capital the value of which is tied to the market returns to Armco shareholders; and
3) encourage the acquisition and retention of Armco stock by Armco's senior management. Under the program:

1.   Initial  Restricted Stock Award.  Each program  participant,
     --------------------------------

     including the Named Executives, received an initial grant of shares of restricted stock in 1994 under the 1988 Restricted Stock Plan. The value of these shares of restricted stock on the date of grant is included in the Restricted Stock column in the Summary Compensation Table. These shares will vest 20% in 1997, 30% in 1998 and 50% in 1999. If the recipient leaves Armco before the shares are vested, they are forfeited. The amounts of these initial grants to the Named Executives were equal to approximately one year's base salary and were viewed as an appropriate element of the 1994 Program in light of the requirement that at least 25% of each participant's annual bonus under the annual incentive plan approved by the Board of Directors for 1994, 1995 and 1996 be paid in restricted stock.

2.   Annual  Incentive Plan Award.  In lieu of payment  in  cash,
     -----------------------------
     each program participant, including the Named Executives, will be paid at least 25% of the participant's annual incentive payment under the incentive payment plan approved by the Board of Directors for 1994, 1995 and 1996 to the extent earned (payable in the first quarter of 1995, 1996 and 1997) in restricted stock granted under the Corporation's 1993 Long-Term Incentive Plan previously approved by the Corporation's shareholders. Each participant may elect at least six months in advance to increase this percentage up to a maximum of 100% of the incentive payment in the manner discussed below. Each of the Names Executives irrevocably elected in April 1994 to receive 100% of any incentive bonuses earned under such plan for 1995 and 1996 in restricted stock awards.

     The number of shares of restricted stock that is awarded in lieu of the portion of the incentive payment that is mandatorily payable in restricted stock or that the participant elected at the start of the program in April 1994 to receive in restricted stock is determined using a discounted price of $3.50 per share, i.e., by dividing the aggregate amount of the incentive payment to be made in restricted stock by $3.50. These shares of restricted stock will vest in 1997, 1998 and 1999 on the same dates as the shares received under the initial restricted stock award discussed in 1 above. The number of shares of restricted stock that is awarded in lieu of the portion of the incentive payment that the participant elects after the start of the program in April 1994 to receive in restricted stock is determined using a discounted price equal to 70% of the average price per share of common stock over the five trading days preceding the incentive payment date. These shares of restricted stock will vest 20% in the third year following the grant year, 30% in the fourth year following the grant year and 50% in the fifth year following the grant year. If the recipient leaves Armco before any of the shares of restricted stock are vested, the recipient will receive in cash only the lesser of (a) the dollar amount of the incentive payment that had been applied to the shares or
     (b) the value on the date of termination of the shares awarded in lieu of such amount.

3.   Stock  Option Awards.  At the time that shares of restricted
     ---------------------
     stock  are allocated on the incentive payment date in  1995,
     1996,   and  1997,  the  recipients,  including  the   Named
     Executives, will also receive an option, under the 1993 Long-Term Incentive Plan, to purchase one share of common stock for each share of restricted stock allocated. These stock options will have an exercise price equal to 100% of the market value of the common stock on the date of grant, and are not exercisable until the second anniversary of the date of grant, at which time they will be fully exercisable. If the option holder leaves the Corporation before his options are exercisable, those options will lapse.

      Pursuant to elections made by the Named Executives in April 1994, all but one of the Named Executives received 100% of his incentive payment for 1994 and all Named Executives will receive 100% of their incentive payments for 1995 and 1996 in restricted stock and options in lieu of cash, to the extent earned.

      No payments were made to the Named Executives in 1994 for performance share awards in 1992 under the prior long-term incentive plan since the Corporation failed to meet the three-year (1992-94) performance goals established for the performance share awards as a result of weaker performance during 1992 and 1993.

      Chief Executive Officer's 1994 Compensation.  As set  forth
      --------------------------------------------
in the Summary Compensation Table, Mr. Will's 1994 total base salary, bonus and other compensation (excluding the restricted stock grant in 1994 and the option grants) was $1,091,740. Mr. Will earned $530,000 in base salary, $526,186 in annual incentive bonus, 100% of which was paid to him in restricted stock and options, and $35,554 in all other compensation. In addition, Mr. Will received an award of 106,000 shares of restricted stock in April 1994 pursuant to the startup element of the 1994 Program discussed above. As was the case for all of the Named Executives, the amount of this award was approximately equal to one year's base salary. The Committee believes that this award further ties Mr. Will's long-term compensation to the longer term goals of the Corporation and its shareholders.

      In determining Mr. Will's 1994 compensation, the Committee considered the various factors applied to compensation of all executive officers and discussed above. After reviewing competitive salary information and Mr. Will's new responsibilities as Chief Executive Officer, the Committee approved a 6% increase in base salary for Mr. Will effective January 1, 1994. Giving effect to this increase, Mr. Will's base salary is at the middle of the range of the steel companies surveyed by Armco. Mr. Will also had the opportunity to earn an annual incentive bonus targeted at 55% of his annual base salary, which is the middle of the range of annual incentives available to chief executive officers of the surveyed steel companies. The 1994 performance of Armco's operating units, including at Armco's Butler, Zanesville and Coshocton facilities and at Douglas Dynamics, Inc., was at record levels. In addition, Armco, as a whole, far exceeded the net income performance goal for the year. The Committee also recognized Mr. Will's leadership in the sale or execution of agreements providing for the sale of non-strategic businesses, the development of a Strategic Product and Facilities Plan to upgrade and expand plants, development of more cost effective salaried medical and retirement benefits related to company performance and the completion of a study to develop new business information systems. The combination of Armco's financial performance in excess of performance goals and the Committee's assessment of Mr. Will's performance relative to his non-financial objectives resulted in an incentive payment equal to 1.8 times his 55% target incentive, or $526,186 (approximately 99% of his annual base salary). In April 1994, Mr. Will elected to receive 100% of his 1994 incentive payment in restricted stock and options.

      Deductibility of Compensation Under Section 162(m) of the
      ---------------------------------------------------------
Internal Revenue Code.  The Committee acknowledges the potential
- ----------------------
impacts of the recent Internal Revenue Code Section 162(m) change, which limits a publicly held corporation's allowable deduction for a covered employee's applicable employee remuneration at $1 million for a taxable year. To enable the
Corporation to better preserve the deductibility of the Corporation's compensation expenses under Section 162(m), the Board of Directors approved the Annual Incentive Compensation Plan for submission to the shareholders at the Meeting. The
Incentive Plan has been designed by the Committee to allow the Committee to make awards thereunder that will be treated as performance-based compensation that is exempt from the limitations of Section 162(m). See "Annual Incentive Compensation Plan - Establishment of Performance-Based Plan Intended to Preserve Tax Deductibility Under Section 162(m) of the Internal Revenue Code". If the shareholders fail to adopt the Incentive Plan, the Corporation will consider other means of addressing the impact of Section 162(m), but does not anticipate that it would reduce the compensation otherwise payable.

                        The foregoing report has been approved by all members of the Committee.

                                Burnell R. Roberts, Chairman
                                John J. Burns, Jr.
                                John D. Turner
                                Paul H. Henson



Compensation Committee Interlocks and
Insider Participation in Compensation Decisions

      The Compensation Committee consists of Burnell R. Roberts, Chairman, John J. Burns, Jr., Paul H. Henson and John D. Turner, all of whom are independent outside directors. Mr. Burns, President and Chief Executive Officer of Alleghany Corporation, has been a director and a member of the Committee since April 24, 1992. Mr. Will, President and Chief Executive Officer of the Corporation, has been a director of Alleghany Corporation since June 16, 1992.

Performance Graphs

      The following Performance Graph compares the five-year cumulative total shareholder return (assuming reinvestment of dividends) of the common stock, the S&P 500 Index, the S&P Steel Index and a newly defined peer group of specialty steels companies comprised of Allegheny Ludlum Corp., Carpenter Technology, J & L Specialty Steel and Lukens Inc. (the "Specialty Steels Peer Group"). The Corporation believes that, given the Corporation's specialty steel focus, use of the Specialty Steels Peer Group is more meaningful than use of the S&P Steel Index, which does not broadly represent the specialty steels industry. The S&P Steel Index is included in the Performance Graph because it was included last year, but is not expected to be included in subsequent years' proxy statements.


                             [GRAPH APPEARS HERE]
                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
 AMONG ARMCO INC., USER DEFINED PEER GROUP, S&P 500 INDEX AND S&P STEEL INDEX
                                          User
                                         Defined
Measurement period          Armco         Peer        S&P 500      S&P Steel
(Fiscal year covered)       Inc.          Group        Index         Index
- ---------------------       -----        --------     -------      ---------
Measurement PT-
12/31/89                    $100          $100         $100          $100
FYE 12/31/90                  50            96           97            84
FYE 12/31/91                  53           110          126           103
FYE 12/31/92                  66           147          136           135
FYE 12/31/93                  60           179          150           177
FYE 12/31/94                  65           164          151           172

                        MISCELLANEOUS


Information on the Auditors

     On the recommendation of the Audit Review Committee, the Board of Directors has appointed Deloitte & Touche LLP to examine the financial statements of the Corporation for the fiscal year ending December 31, 1995 and to perform other appropriate accounting services.

     Representatives of Deloitte & Touche LLP are expected to be present at the Meeting and will be given the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.


Stock Ownership

     The following table sets forth information as to stock ownership of directors and executive officers of Armco as of February 28, 1995.

                                                      Shares of
                                                     Common Stock
                                                     Beneficially
Name                                                 Owned (1)(4)
- ---------------------------------------------------------------------
John J. Burns, Jr.                                      29,698(2)(3)
David A. Duke                                            1,000
John C. Haley                                            1,000
David G. Harmer                                        141,068
Paul H. Henson                                           1,000
David A. Higbee                                        109,301
Gary R. Hildreth                                       124,394
John H. Ladish                                         159,000
Bruce E. Robbins                                             0
Burnell R. Roberts                                       1,250
John D. Turner                                           5,000
Robert M. Visokey                                      156,244
James F. Will                                          549,728(3)

All Directors and Executive Officers as a Group
   (16 persons including those named above)          1,516,482

(1) No director or executive officer beneficially owns more than 1% of the total shares of common stock. The shares that are beneficially owned by all directors and executive officers as a group constituted 1.43% of the total shares of common stock outstanding. No director or executive officer owns any shares of $2.10 preferred stock, $3.625 preferred stock or $4.50 Cumulative Convertible Preferred Stock. Except as noted below, each director or executive officer has sole voting power and sole investment power with respect to those shares listed as beneficially owned by such director or executive officer.

(2)  Mr.  Burns  disclaims  beneficial  ownership  of  1,209 shares held by his wife and 200 shares held by his wife as custodian for his daughter.

(3) Mr. Burns and Mr. Will are directors, and Mr. Burns is President and Chief Executive Officer, of Alleghany Corporation. As set forth below in this section, "Stock Ownership", Alleghany Corporation beneficially owned 5,643,554 shares of common stock as of November 10, 1992. Mr. Burns and Mr. Will disclaim beneficial ownership of such shares.

(4) For the executive officers and directors indicated, the shares shown as beneficially owned include the number of shares such persons had the right to acquire within 60 days after February 28, 1995, pursuant to employee options granted by the Corporation: Mr. Will - 94,874 shares, Mr. Visokey - 8,000 shares, Mr. Higbee - 3,750 shares, Mr. Harmer - 10,000 shares, Mr. Hildreth - 28,700 shares and all directors and executive officers as a group - 205,624 shares. The shares shown also include any shares allocated as of such date to the person's accounts under the Armco Inc. Retirement and Savings Plan. The numbers of shares beneficially owned under this plan, in the aggregate, for the persons indicated are as follows: Mr. Will - 516 shares, Mr. Visokey - 397 shares, Mr. Higbee - 825 shares (includes 191 shares of Armco stock held in the
     National-Oilwell Retirement and Thrift Plan), Mr. Harmer - 8,461 shares, Mr. Hildreth - 873 shares and all directors and executive officers as a group - 14,264 shares. The numbers of restricted shares owned subject to restrictions under Armco's long-term incentive plans for the persons indicated are as follows: Mr. Will - 256,338 shares, Mr. Visokey - 147,847 shares, Mr. Higbee - 104,726 shares, Mr. Harmer
     - 120,607 shares, Mr. Hildreth - 86,321 shares and all directors and executive officers as a group - 872,546 shares. The executive officers have no voting, dividend or any other rights with respect to shares subject to options under stock option plans until the options are exercised. Subject to the restrictions under Armco's long-term incentive plans, the recipients have all rights of a shareholder with respect to the restricted shares awarded thereunder, including the right to vote and receive all dividends and other distributions paid or made with respect thereto.

     The following table lists the beneficial ownership of common stock and $3.625 preferred stock with respect to all persons known by the Corporation to be the "beneficial owners" (as defined in Securities and Exchange Commission Rule 13d-3) of more than 5% of any such class. Except as indicated, the information is as of December 31, 1994, and is based on reports filed with the Securities and Exchange Commission. The percentage of the outstanding shares of each class owned by each such person or entity is based on the outstanding shares of such class as of December 31, 1994.

Title of       Name and Address       Number of Shares    % of Outstanding
Class          of Beneficial Owner    Beneficially Owned  Shares of Class
- --------       -------------------    ------------------  ----------------
Common         Alleghany Corporation
               Park Avenue Plaza
               New York, NY 10055         5,643,554 (1)         5.5%

Common         Dietche & Field
               Advisers, Inc.
               437 Madison Avenue
               New York, NY 10022         5,564,950 (2)         5.4%

Common         FMR Corp.
               82 Devonshire Street
               Boston, MA 02109          11,458,734 (3)       10.60%

Common         Norwest Corporation
               Norwest Center
               Sixth and Marquette
               Minneapolis, MN 55479     15,175,549 (4)        14.4%

Title of       Name and Address       Number of Shares    % of Outstanding
Class          of Beneficial Owner    Beneficially Owned  Shares of Class
- --------       -------------------    ------------------  ----------------
Common         State of Wisconsin
                  Investment Board
               P. O. Box 7842
               Madison, WI 53707          10,265,000(5)        9.78%

Common         T. Rowe Price
               Associates, Inc.
               100 East Pratt Street
               Baltimore, MD 21202         5,333,080(6)        5.07%

$3.625         Putnam Investments, Inc.
Preferred      One Post Office Square
               Boston, MA 02109              380,250(7)        14.1%

$3.625         Norwest Corporation
Preferred      Norwest Center
               Sixth and Marquette
               Minneapolis, MN 55479         204,200(4)         7.6%

$3.625         Neuberger & Berman
Preferred      605 Third Avenue
               New York, NY 10158            167,200(8)        6.69%

$3.625         Reliance Financial
Preferred      Services Corporation
               Park Avenue Plaza
               55 East 52nd Street
               New York, NY 10055            390,000(9)         8.9%

____________________

(1) The reported beneficial ownership is as of November 10, 1992. The beneficial owner reported that it had sole voting and investment power as to 5,643,355 shares, shared voting power as to 199 shares, as to which beneficial ownership is disclaimed, and shared investment power as to no shares.

(2)  The  reported beneficial ownership is as  of  June  30,
     1992.   The beneficial owner reported that it had  sole
     voting power and no investment power as to all of the shares beneficially owned.

(3) The reported beneficial ownership is indirectly through FMR Corp.'s wholly owned investment adviser, Fidelity Management & Research Company ("Fidelity"), as to 9,775,893 shares owned by investment companies advised by Fidelity and through FMR Corp.'s wholly owned bank subsidiary, Fidelity Management Trust Company ("Fidelity Trust"), as to 1,682,841 shares owned by institutional accounts for which Fidelity Trust acts as investment manager. The shares of common stock reported as beneficially owned include 3,205,111 shares issuable upon conversion of 472,800 shares of the $3.625 preferred stock. The beneficial owner reported that each of it and Mr. Edward C. Johnson, 3rd., Chairman of FMR Corp., has sole voting power as to 1,204,844 shares and sole power to dispose or to direct the disposition of 11,458,734 shares.

(4) The reported beneficial ownership is indirectly through Norwest Corporation's subsidiaries, Norwest Colorado, Inc. and Norwest Bank Colorado, N.A. (collectively with Norwest Corporation, "Norwest"). The shares of common stock reported as beneficially owned include shares issuable upon conversion of 18,600 shares of $2.10 preferred stock beneficially owned, shares issuable upon conversion of 204,200 shares of $3.625 preferred stock beneficially owned and shares issuable upon conversion of 800 shares of $4.50 cumulative convertible preferred stock. Norwest reported that it had sole voting power as to 13,047,709 shares (including 1,127,334 of the shares issuable upon conversion of $2.10 preferred stock, $3.625 preferred stock and $4.50 cumulative convertible preferred stock), shared voting power as to 88,574 shares (including 7,874 of the shares issuable upon conversion of $2.10 preferred stock), sole investment power as to 15,146,947 shares (including 1,403,272 of the shares issuable upon conversion of $2.10 preferred stock and $3.625 preferred stock) and shared investment power as to 6,026 shares (including 4,826 shares issuable upon conversion of $2.10 preferred stock). Norwest reported that the shares of $3.625 preferred stock reported as beneficially owned include 165,000 shares as to which the beneficial owner had sole voting power, 204,200 as to which it had sole investment power and no shares as to which it had shared voting or investment power. Norwest disclaims beneficial ownership of all the shares of common stock and $3.625 preferred stock reported as beneficially owned.

(5)  The  beneficial owner reported that it had sole  voting
     and   dispostive  power  as  to  all  of   the   shares
     beneficially owned.

(6) Disclosed to the Corporation as owned of record by a subsidiary, T. Rowe Price Trust Company, Inc. (the "Trust Company"), as trustee of the trust for some of the Corporation's benefit plans, including the Armco Inc. Retirement and Savings Plan and the Armco Inc.
     Thrift Plan for Hourly Employees, and the Trust Company's nominees. The Corporation believes that for purposes of the reporting requirements of the Securities Exchange Act of 1934, both T. Rowe Price Associates, Inc. and the Trust Company are deemed to be beneficial owners of the reported securities; however, both T. Rowe Price Associates, Inc. and the Trust Company expressly disclaim that they are, in fact, the beneficial owners of such securities.

(7) The reported beneficial ownership as of December 31, 1993, is indirectly through Putnam Investments, Inc.'s wholly owned investment advisors, Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc., and through The Putnam Fund for Growth and Income (collectively with Putnam Investments, Inc., "Putnam"). Putnam reported that it had sole voting power as to no shares, shared voting power as to 1,700 shares, sole dispositive power as to no shares and shared
     dispositive   power  as  to  380,250  shares.    Putnam
     Investments, Inc. and Marsh & McClennan Companies, Inc., of which Putnam Investments, Inc. is a wholly owned subsidiary, each disclaim beneficial ownership of such shares and state that neither of them has any power to vote or dispose of, or direct the voting or disposition of, such shares.

(8) The beneficial owner reported that as of December 31, 1993, it had sole voting power as to 120,800 shares, shared investment power as to 167,200 shares and no shared voting or sole investment power as to any shares.

(9) The beneficial owner reported that as of December 31, 1993, it had sole voting and investment power as to all of the shares beneficially owned.

Shareholder Proposals

      Any  proposals of shareholders intended to be presented  at the 1996 annual meeting must be received by the Corporation by November 15, 1995, in order to be considered for inclusion in the proxy statement and form of proxy for that meeting. In addition, as set forth above under "ELECTION OF DIRECTORS -- Board of Directors and Committees of the Board", shareholders intending to nominate director candidates for election at the 1996 annual meeting must deliver written notice, including specified information, to the Secretary of Armco at its address set forth on the first page of this proxy statement by January 29, 1996.


Proxy Solicitation

      The cost of soliciting proxies from the shareholders of the Corporation will be borne by the Corporation. Proxies may be solicited by mail, personal interviews, telephone and telegraph. It is anticipated that banks, brokerage houses and other custodians, nominees or fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies and will be reimbursed for their charges and expenses incurred in connection therewith.

      The Corporation has retained Georgeson & Company Inc., Wall Street Plaza, New York, New York 10005, to assist in the solicitation of proxies by such methods. Georgeson & Company Inc. will receive for such services a fee not to exceed $15,000 plus out-of-pocket expenses and disbursements. Certain directors, officers and regular employees of the Corporation may also solicit proxies by such methods without additional remuneration therefor.


                              By Order of the Board of Directors
                              GARY R. HILDRETH, Secretary


March 15, 1995

DIRECTIONS TO GET TO THE ...


         HYATT REGENCY PITTSBURGH AT CHATHAM CENTER
                    112 Washington Place
                    Pittsburgh, PA  15219
                        (412)471-1234


FROM PITTSBURGH INTERNATIONAL AIRPORT:
Exit the airport (follow Pittsburgh signs) onto Route 60 to I-279 East. Take 279 East and follow Civic Arena signs thru the Fort Pitt Tunnels and across the bridge. When on the bridge, follow the Liberty Avenue exit ramp (Civic Arena). From Liberty Avenue go thru 5 lights and make a right onto 6th Avenue. (From 6th Avenue you can see the "Hyatt" straight ahead.) Continue straight up 6th Avenue and turn left onto Centre Avenue. Ramada Hotel will be on your left. From Centre Avenue go to traffic light and make a right onto Washington Place and turn right into the "Hyatt".

FROM ROUTE 79 (BRIDGEVILLE):
From  Bridgeville  take Route 79 North onto I-279  East;   follow
exact directions above from the Airport.

FROM INTERSTATE 80:
Take  Interstate  80
to I-79 South and I-
279  toward downtown
Pittsburgh.   Follow
Civic  Arena  signs.
Hyatt   is   located
across   from    the
Civic Arena.

FROM THE NORTH HILLS:
From the North Hills
take I-279 South and
follow  I-579   onto
the  Veterans Bridge
- -  follow the  Civic
Arena  signs.   From               [MAP APPEARS HERE]
the  Veterans Bridge
ramp   make  a  left
onto 6th Avenue.  Go
to one traffic light
and make a left onto
Centre Avenue.  From
Centre Avenue go  to
traffic  light   and
make  a  right  onto
Washington Place and
turn right into  the
"Hyatt".

FROM ROUTE 28:
From Route 28 take I-
579     onto     the
Veterans  Bridge   -
follow   the   Civic
Arena signs.  Follow
exact     directions
above from the North
Hills.

FROM THE SOUTH HILLS:
From the South Hills take Route 19 North (West Liberty Avenue) thru the Liberty Tunnels across the bridge. (Follow the Civic Arena signs.) From the bridge take the Centre Avenue exit ramp. From Centre Avenue make a right onto Washington Place and turn right into the "Hyatt".

FROM PENNSYLVANIA TURNPIKE (I-76):
From I-76 take exit 6 at Monroeville. Once on the Monroeville exit ramp take the Pittsburgh ramp to I-376 West. Follow thru the Squirrel Hill Tunnels and continue until you see signs for the Civic Arena. Take the Boulevard of the Allies/Crosstown Boulevard exit ramp (Civic Arena). Continue in the right lane (Crosstown Boulevard) until you see the Civic Arena ramp. At the end of the ramp look for Civic Arena sign which will make you merge right diagonally (across) into oncoming traffic. Go to traffic light and make a right onto Washington Place and turn right into the "Hyatt".

                                                   Exhibit A
                           ARMCO INC.
           1995 DIRECTORS STOCK PURCHASE AND DEFERRED
                        COMPENSATION PLAN


1.   Purpose.

The Armco Inc. 1995 Directors Stock Purchase and Deferred Compensation Plan (the Plan) is established effective May 1, 1995 for the benefit of directors of Armco Inc. (the Corporation) who are not employees of the Corporation or any of its subsidiaries. The Corporation has adopted the Plan in recognition that its long-term success and achievements are enhanced and the interests of its shareholders are best served when its outside directors have
a   direct  and  personal  stake  in  the  performance   of   the
Corporation's stock.

2.   Definitions

As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

(a) "Account" shall mean the deferred Fees account established for a Participant pursuant to Plan Section 5.3.

(b) "Board of Directors" shall mean the board of directors of the Corporation.

(c) "Common Stock" shall mean shares of the common stock, par value $.01 per share, of the Corporation.

(d) "Common Stock Unit" shall mean the bookkeeping entry representing the equivalent of one share of Common Stock.

(e) "Secretary" shall mean the person holding the position of Secretary of the Corporation.

(f)  "Effective Date" shall mean May 1, 1995.

(g) "Fees" shall mean all retainer, meeting and committee fees payable to a non-employee director for service on the Board of Directors for any calendar year from and after the Effective
Date, before any reduction pursuant to this Plan.

(h) "Fee Payment Date" shall mean the first calendar day of the third month of each fiscal quarter or, if such date is not a business day for the Corporation, the next succeeding business day.

(i) "Participant" shall mean any member of the Board of Directors who is not also a regular, salaried employee of the Corporation or any of its subsidiaries.

(j) "Stock Price" shall mean the simple average of the high and low sales prices of a share of Common Stock as reported in the report of composite transactions (or other independent published source designated by the Board of Directors) on the Fee Payment Date (or if there shall be no trading on such date then on the first previous date on which sales were made on a national securities exchange). Notwithstanding the foregoing, if Common Stock is purchased in the market for purposes of the Plan on a Fee Payment Date, Stock Price means the actual average cost per share of the aggregate purchases of Common Stock for the Plan on such date.

3.   Participation.

All members of the Board of Directors who are not also regular salaried employees of the Corporation or any of its subsidiaries shall participate in the Plan.

4.   Payment of Fees.

4.1  Automatic Payment of Fees in Common Stock

Twenty-five percent (25%) of that portion of the Fees paid as an annual retainer to each Participant on and after the Effective Date shall be applied to the purchase of Common Stock. A Participant may elect to defer receipt of such Fees by complying with the requirements of Plan Section 5.1, in which case such Fees shall be credited as Common Stock Units at the Stock Price on the Fee Payment Date. If not deferred pursuant to Plan Section 5.1, whole shares of Common Stock purchased in respect of such Fees shall be issued to the Participant as soon as practicable after their purchase. Cash shall be paid to a Participant in lieu of a fractional share of Common Stock.

4.2  Election to Receive Fees in Common Stock

Fees paid as an annual retainer which are not automatically paid in Common Stock pursuant to Plan Section 4.1 or which are not deferred pursuant to Plan Section 5.1 may be applied at a Participant's election to the purchase of Common Stock at the Stock Price on the Fee Payment Date. A Participant may make such an election by filing the appropriate election form with the Secretary at least six (6) months before the beginning of the period of service to which the election applies. Whole shares of Common Stock purchased in respect of such Fees shall be issued to the Participant as soon as practicable thereafter. Cash shall be paid to a Participant in lieu of a fractional share of Common Stock.

4.3  Revising An Election

A  Participant may amend or terminate an election under this Plan
Section 4.2 by written notice to the Secretary. Such amendment or termination shall be effective with respect to Fees payable for service during calendar periods six (6) months after the date of delivery of such notice to the Secretary.

4.4  Restrictions on Resale of Stock

To the extent necessary to satisfy the requirements of the exemption afforded by Rule 16b-3 under the Securities Exchange Act of 1934, no Participant shall be permitted to sell any shares of Common Stock purchased and issued to such Participant pursuant to this Paragraph 4 prior to the expiration of a period of six
(6) months from the date of issuance of such shares to such Participant. Prior to the time the resale restriction described herein lapses, none of the shares of Common Stock purchased in respect of Fees may be sold, assigned, bequeathed, transferred, pledged, hypothecated or otherwise disposed of in any way by the Participant. The Board of Directors may, in its discretion, take such action as it shall deem necessary or appropriate to insure compliance with this Plan Section 4.4 and any applicable securities laws.

5.   Deferral of Fees.

5.1  Deferral Election

A Participant may elect to defer receipt of his or her Fees, including all or any portion of his or her Fees which are subject to Plan Section 4.1 hereof, by filing the appropriate deferral form with the Secretary on or before December 15th of the calendar year prior to the calendar year in which such deferral is to be effective; provided that, to the extent such deferral is to be credited as Common Stock Units, such election must be made by filing the appropriate deferral form no later than six (6) months before the beginning of the period of service to which the deferral applies. Notwithstanding the foregoing, no deferral shall be permitted to the extent prohibited by applicable law.

5.2  Period of Deferral

Subject to Plan Section 5.8, a Participant may elect to defer receipt of Fees until (i) a specified date in the future, (ii) cessation of the Participant's service as a member of the Board of Directors or (iii) the end of the calendar year in which cessation of the Participant's service as a member of the Board of Directors occurs.

5.3  Deferred Fees Account

There shall be established an Account in the Participant's name on the books of the Corporation for each Participant electing to defer Fees pursuant to this Paragraph 5.

5.4  Investment of Deferrals

Except as provided in the next sentence, deferrals shall be credited to a Participant's Account in Common Stock Units. With respect to that portion of his or her deferrals under the Plan which is not subject to Plan Section 4.1, the Participant may elect under the procedures set forth in Plan Section 4.2 that such deferrals be credited to his or her Account in dollars or Common Stock Units.

5.5  Amounts Credited to Accounts

(a) Investment in Common Stock Units. To the extent the deferral of a Participant's Fees is deemed to be invested in Common Stock Units, such amounts shall be credited to his or her Account on the Fee Payment Date to which the deferral election applies. The amount deferred shall be converted into a number of Common Stock Units by dividing the amount of Fees payable by the Stock Price as of such date. The quotient, which shall be expressed in whole or fractional Common Stock Units to the nearest one/one hundredth (1/100th), shall be credited to the Participant's Account as of such date.

(b) Cash Dividends. Whenever cash dividends are paid with respect to shares of Common Stock, each Participant's Account shall be credited on the payment date of such dividend with additional Common Stock Units (including fractional units to the nearest one/one hundredth (1/100th)) equal in value to the amount of the cash dividend paid on a single share of Common Stock multiplied by the number of Common Stock Units (including fractional units) credited to a Participant's Account as of the date of record for dividend purposes. For purposes of crediting dividends, the value of a Common Stock Unit shall be the Stock Price as of the payment date of the dividend.

(c) Recapitalizations, Splits and Mergers. The number of Common Stock Units credited to each Participant's Account shall be appropriately adjusted and modified upon the occurrence of any stock split, stock dividend or stock consolidation affecting the Common Stock. In the event of a merger, consolidation or an acquisition involving more than 50% of the issued and outstanding shares of Common Stock, the Board of Directors shall have the authority to amend the Plan to provide for the conversion of Common Stock Units credited to Participants' Accounts into units equal to shares of stock of the resulting or acquiring company (or a related company), as appropriate, if such stock is publicly traded or, if not, into cash of equal value on the date of merger, consolidation or acquisition. If pursuant to the preceding sentence cash is credited to Participants' Accounts, income shall be credited thereon from the date such cash is received to the date of distribution at the rate determined pursuant to Plan Section 5.5(d). If units representing publicly traded stock of the resulting or acquired company (or a related company) are credited to Participants' Accounts, dividends shall be credited thereto in the same manner as dividends are credited on Common Stock Units credited to such Accounts.

(d) Deferrals in Cash. To the extent not deemed invested in Common Stock Units pursuant to Plan Section 5.5(a), the Account of a Participant will be credited with the dollar amount of the Participant's deferrals as of the Fee Payment Date. Interest shall be credited thereon from the date such cash is received to the date of distribution quarterly, at the end of each calendar quarter, at a rate per annum (computed on the basis of a 360 day year and a 91 day quarter) equal to the prime rate announced publicly by PNC Bank, N.A. at the end of such calendar quarter.

5.6  Distribution of Deferral Account

Subject  to  Plan  Section 5.8, distributions of a  Participant's
Account under the Plan shall be made as follows:

(a) if a Participant has elected to defer his or her Fees to a specified date in the future, payment shall be as of such date and shall be made or shall commence, as the case may be, within thirty (30) days after the date specified;

(b) if a Participant has elected to defer his or her Fees until cessation of his or her service as a member of the Board of Directors, payment shall be as of the date of such cessation of service and shall be made or shall commence, as the case may be, within thirty (30) days after the cessation of the Participant's service as a director; and

(c) if a Participant has elected to defer his or her Fees until the end of the calendar year in which the cessation of his or her service as a member of the Board of Directors occurs, payment shall be made or commence, as the case may be, on or within thirty (30) days after December 31st of such year.

5.7  Payment Upon Death

Notwithstanding any elections pursuant to Plan Sections 5.2 and/or 5.9 hereof, in the event of the death of the Participant prior to the distribution of his or her Account hereunder, the balance credited to such Participant's Account as of the date of his or her death shall be paid, as soon as reasonably practicable thereafter, in a single distribution to the Participant's beneficiary or beneficiaries designated on such Participant's deferral election form. If no such election or designation has been made, such amounts shall be payable to the Participant's estate.

5.8  Timing of Distribution to Satisfy Section 16(b)

Notwithstanding Plan Sections 5.6 and 5.7, the Board of Directors may delay any distribution of amounts deferred hereunder which are deemed invested in Common Stock Units until six (6) months have elapsed from the date Common Stock Units are credited to a Participant's account, or such earlier date that such distribution can be made without violating the provisions of
Section 16(b) of the Securities Exchange Act of 1934.

5.9  Form of Payment

A Participant may elect to have his or her Account under the Plan paid in a single distribution or equal annual installments, not to exceed ten (10) annual installments. To the extent a Participant's Account is deemed to be invested in Common Stock Units, such Common Stock Units shall be converted to Common Stock on the distribution date as provided in the next paragraph. To the extent deemed invested in units of any other stock such units shall similarly be converted and distributed in the form of stock. To the extent invested in a medium other than Common Stock Units or other units, each such distribution hereunder shall be in the medium credited to the Participant's Account.

To the extent a Participant's Account is deemed invested in Common Stock Units, a single distribution shall consist of the number of whole shares of Common Stock equal to the number of Common Stock Units credited to the Participant's Account on the date as of which the distribution occurs. Cash shall be paid to a Participant in lieu of a fractional share, determined by reference to the Stock Price on the date as of which the distribution occurs.

In the event a Participant has elected to receive annual installment payments, each such payment shall be determined as follows:

(a) To the extent his or her Account is deemed to be invested in Common Stock Units, each such payment shall consist of the number of whole shares of Common Stock equal to the number of Common Stock Units (including fractional units) credited to the Participant's Account on the date as of which the distribution occurs, divided by the number of annual installments remaining as of such distribution date. Cash shall be paid to Participants in lieu of fractional shares, determined by reference to the Stock Price on the date as of which the distribution occurs.

(b) To the extent his or her Account has been credited in cash, each such payment shall be calculated by dividing the value on the date the distribution occurs of that portion of the Participant's Account which is in cash by the number of annual installments remaining as of such distribution date.

Each Participant or beneficiary agrees that prior to any distribution under the Plan, he or she will make such representations and execute such documents as are deemed by the Board of Directors to be necessary to comply with applicable laws.

6.   Administration of the Plan.

The Board of Directors shall administer the Plan. The Board of Directors shall have plenary authority in its discretion to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to it; to determine the terms of Fees deferral agreements executed and delivered under the Plan, including such terms and provisions as shall be requisite in the judgment of the Board of Directors to conform to any change in any law or regulation applicable thereto; and to make all other determinations deemed necessary or advisable for the administration of the Plan; provided, however, that the Board shall have no discretion with respect to the eligibility or selection of directors to receive shares of Common Stock under
Section 4.1 of the Plan, the number of shares of Common Stock to be granted or purchased under the Plan or the timing of the grant or purchase of such shares, or the purchase price for such shares. The Board of Directors' determination on the foregoing matters shall be conclusive.

7.   Termination and Amendment of the Plan.

The Board of Directors may at any time terminate the Plan or make such modification or amendment of the Plan as it shall deem advisable; provided, however, that no amendment may be made, without the approval of the Corporation's shareholders, which would (i) materially increase the benefits accruing to Participants under the Plan, (ii) materially increase the maximum number of shares reserved for issuance under the Plan (except pursuant to the last paragraph of "Stock Reserved for the Plan" below) or (iii) materially amend the requirements as to the class of persons eligible to participate in the Plan and, provided further, that no modification or amendment of the Plan shall reduce any amount already credited to a Participant's Account as of the effective date of such modification or amendment. This Plan may be amended without shareholder approval in order to ensure that this Plan, in form and operation, complies with regulations issued under Section 16 of the Securities Exchange Act of 1934. In no event may the Plan's Participation, Payment of Fees or Deferral of Fees provisions be amended more than once every six (6) months other than to comport with changes in the Internal Revenue Code of 1986, as amended (the "Code"), or the Employee Retirement Income Security Act of 1974, as amended.

8.   Stock Reserved for the Plan.

One  hundred thousand (100,000) shares of authorized but unissued
Common Stock are reserved for issuance and may be issued pursuant to the terms of the Plan.

In lieu of such unissued shares, the Corporation may, in its discretion, transfer to Participants under the terms of the Plan treasury shares, reacquired shares or shares bought in the market for the purposes of the Plan, provided that (subject to the provisions of the next paragraph), the total number of shares which may be granted or sold pursuant to awards granted under the Plan shall not exceed 100,000.

In the event of any changes in the outstanding Common Stock by reason of stock dividends, split-ups, spin-offs, recapitalizations, mergers, consolidations, combinations or exchanges of shares and the like, the aggregate number and class of shares available under the Plan shall be appropriately adjusted.

9.   No Interest in Assets.

No Participant or any other person shall have any interest in any specific asset of the Corporation by reason of any amount credited to him or her hereunder, nor any right to receive any distribution under the Plan except as and to the extent expressly provided in the Plan. There shall be no funding of any benefits which may become payable hereunder. No trust shall be created by the execution or adoption of this Plan or be required to be created in connection herewith. Any amounts which become payable hereunder shall be paid from the general assets of the Corporation. Nothing in the Plan shall be deemed to give any member of the Board of Directors any right to participate in the Plan, except in accordance with the provisions of the Plan, or to continue as a director of the Corporation. A Participant whose Account has been credited with Common Stock Units hereunder shall not have any rights as a holder of Common Stock until certificates for shares of such stock are issued to such Participant.

10.  Restriction Against Assignment.

No Common Stock Units credited to a Participant's Account or shares of Common Stock subject to any Common Stock Unit shall be sold, assigned, transferred, pledged or otherwise encumbered by a Participant otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code prior to the date on which the underlying Common Stock is issued, except that Participants may designate beneficiaries to receive Common Stock underlying Common Stock Units as provided in Plan Section 5.7 hereof.

The Corporation shall pay all amounts payable hereunder only to the person or persons designated by the Plan as Participant or beneficiary, as appropriate, and not to any other person or corporation. No part of a Participant's Account shall be liable for the debts, contracts or engagements of any Participant, his or her beneficiaries or successors in interest, nor shall it be subject to execution by levy, attachment or garnishment or by any other legal or equitable proceeding, nor shall any such person have any right to alienate, anticipate, commute, pledge, encumber or assign any benefits or payments hereunder in any manner whatsoever.

11.  Government Regulations.

The Plan, and the deferral of Fees and purchase of Common Stock thereunder, and the obligation of the Corporation to issue, sell and deliver shares, as applicable, under the Plan, shall be subject to all applicable laws, rules and regulations.

12.  Governing Law.

This Plan shall be construed, regulated and administered under the internal laws of the State of Ohio.

13.  Shareholder Approval.

This Plan shall be without force and effect unless and until approved by the Corporation's shareholders.

                                                 Exhibit B


                         ARMCO INC.

             ANNUAL INCENTIVE COMPENSATION PLAN


1.   Purpose.

The purposes of the Annual Incentive Compensation Plan (the "Plan") are to advance the interests of Armco Inc. (the "Corporation") by providing participants in the Plan with annual incentive opportunities linked directly to specific results. It is intended that the Plan will: (a) reinforce the Corporation's goal-setting and strategic planning process; (b) recognize the efforts of management in achieving objectives; and (c) aid in attracting and retaining competent management, thus ensuring the long-range success of the Corporation.

2.   Definitions.

(a)  "Award" shall mean an incentive payment made under the Plan.

(b)  "Board"   shall   mean  the  Board  of  Directors   of   the
Corporation.

(c) "Committee" shall mean a committee of the Board of Directors of the Corporation, which will consist of not less than three directors of the Corporation who are appointed by the Board of Directors and who will not be and will not have been an officer or an employee of the Corporation. In addition, in order to be a member of the Committee, a director must be an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code"). The Committee shall initially be the Compensation Committee of the Board of Directors.

(d)  "Participant"  shall  mean a person who  is  eligible  under
Section 5 of the Plan to receive an Award.

3.   Administration.

The Committee will administer the Plan, establish and amend rules relating to the Plan and make all other determinations necessary under the Plan. Determinations made by the Committee will be final and binding upon Participants and their legal representatives and, in the case of deceased Participants, upon their executors, administrators, estates, beneficiaries, heirs and legatees. The terms and provisions of the Plan will be construed under and controlled by the law of the State of Ohio.

4.   Effectiveness of the Plan.

The Plan shall be effective as of January 1, 1995, subject to approval by the shareholders of the Corporation at the Annual Meeting of the Corporation's Shareholders to be held on April 28, 1995. The Plan shall remain effective until April 28, 2000 or such earlier date as the Board shall determine.

5.   Participants.

All officers and corporate and operating management employees of the Corporation and its subsidiaries are eligible for selection to participate in the Plan.

6.   Awards.

The Committee may, subject to the terms hereof, make Awards in each calendar year with respect to the preceding year hereunder ("Award Year"), beginning with an award made in 1996 with respect to Award Year 1995, to Participants eligible for awards under the Plan. Awards shall be paid as soon as reasonably practicable after the Committee's certification of the achievement of applicable performance goals in the calendar year following the Award Year, except to the extent that a Participant has made an election to defer the receipt of such Award pursuant to any deferred compensation plan of the Corporation.

The Committee shall establish a Target Award for each Participant selected by the Committee to participate in the Plan during the Award Year. Target Awards shall be established prior to the start of the Award Year, except Target Awards may be established after the start of the Award Year if doing so would not cause the payment of the Award to fail to be deductible by reason of
Section 162(m) of the Code.

Using objective criteria preestablished by the Committee, a percentage (which may exceed 100%) of the Target Award for each Award Year will be determined by the Committee for each eligible Participant based upon achievement of levels during such Award Year of performance goals, preestablished by the Committee. Such objective criteria and performance goals shall be established by the Committee prior to the start of the Award Year, except that the objective criteria and performance goals may be established after the start of the Award Year if doing so would not cause the payment of the Award to fail to be deductible by reason of
Section 162(m) of the Code. The performance goals may relate to a particular area of the business for which the participant is responsible, to one or more business units or to the Corporation as a whole, or a combination of the foregoing. The Committee shall certify the level of achievement of performance goals before payment of any Award.

The Award made to an individual Participant may be less (including no Award) than the percentage of the Target Award determined based on the level of achievement of applicable performance goals. The Committee shall be precluded from increasing such percentage of the Target Award but may apply its discretion to reduce or eliminate such percentage without the consent of the Participant.

The performance goals may include one or more of the following performance measures for a calendar year: (a) income before federal taxes and net interest expense; (b) achievement of specific and measurable operational objectives; (c) working capital, generally defined to include receivables, inventories and controllable current liabilities, measured either in absolute dollars or relative to sales and/or (d) such other performance goals as may be established by the Committee which may be based on earnings growth, revenues, expenses, stock price, market share, return on assets, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, or achievement of balance sheet, income statement or cash flow objectives, or any other objective goals established by the Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.

If a Participant's active employment with the Corporation or a subsidiary of the Corporation, as the case may be, ceases during any Award Year because of retirement, disability or death, the Participant or the Participant's beneficiary designated hereunder will, subject to achievement of applicable performance goals, receive a prorated share of the Award for that Award Year based upon the base salary of the Participant accrued from January 1 of the Award Year through the date active employment ceases. Such prorated payment shall be made at the same time payments for that Award Year are made to other Participants. If employment is terminated during an Award Year for any reason other than retirement, disability or death, the Participant will forfeit all right to receive an Award for that Award Year.

7.   Designation of Beneficiaries.

A Participant may designate a beneficiary or beneficiaries to receive in case of the Participant's death all or part of the Awards which may be made to the Participant under the Plan. A designation of beneficiary may be replaced by a new designation or may be revoked by the Participant at any time. A designation or revocation shall be on a form to be provided for the purpose and shall become effective only when filed with the Corporation during the Participant's lifetime with written acknowledgment of receipt from the Corporation. In case of the Participant's death, an Award made under the Plan with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be paid to the designated beneficiary or beneficiaries.

8.   Modification or Termination of Plan.

The Board may modify or terminate the Plan at any time to be effective at such date as the Board may determine. The Committee shall be authorized to make changes to the Plan that are consistent with the purpose of the Plan or changes to comply with government regulations. A modification may affect present and future Participants.

9.   Payment of Awards; Maximum Awards.

Awards shall be paid in cash, provided that the Committee may determine, including pursuant to an irrevocable election by a Participant made at least six months in advance of the Award, to pay any Award earned under the Plan in shares of the Corporation's stock, including restricted stock (issued under the Corporation's 1993 Long-Term Incentive Plan or any other stock plan of the Corporation that has been approved by its shareholders), in lieu of cash. Awards paid in shares of the Corporation's stock, including restricted stock, in lieu of cash may be made at a discounted price, which shall not in any event be less than the lesser of $3.50 per share and 70% of market value on the date the Target Award is established (as adjusted to reflect any stock splits, reverse stock splits, stock dividends, mergers, consolidations, recapitalizations, reclassifications, special dividends or other similar events affecting the Corporation's stock). If all or a portion of a Participant's incentive payments is to be made shares of restricted stock, the Committee may also determine to provide that, if any such shares are forfeited because such Participant's employment terminates before the restrictions on such shares lapse, such Participant shall be entitled to a cash payment from the Corporation for such forfeited shares equal to the lesser of (i) the dollar amount of the incentive payment that was paid in the forfeited shares in lieu of cash and (ii) the market value of the forfeited shares at the time of such employment termination. Such amount shall be payable by the Corporation within 30 days after the Participant's termination of employment.

In no event may the sum of the dollar amount of incentive payments paid in cash and the market value of incentive payments paid in common stock, including restricted stock (based in all cases on the market price of the common stock on the date the Target Award is established), to any Participant under this Plan for any Award Year exceed $1,500,000.

10.  General.

(a) No person shall have any claim to be granted an Award under the Plan and there is no obligation for uniformity of treatment of Participants under the Plan. Awards under the Plan may not be assigned or alienated.

(b)   Neither  the Plan nor any action taken hereunder  shall  be construed  as giving to any employee the right to be retained  in
the   employ  of  the  Corporation  or  any  subsidiary  of   the
Corporation.

(c) The Corporation shall have the right to deduct from any Award to be paid under the Plan any federal, state or local taxes required by law to be withheld with respect to such payment.

                         ARMCO INC.
                      One Oxford Centre
                      301 Grant Street
                  Pittsburgh, PA 15219-1415


The Annual Meeting of Shareholders will be held at the Hyatt Regency Pittsburgh at Chatham Center located at 112 Washington Place, Pittsburgh, Pennsylvania, on Friday, April 28, 1995, at 10:00 a.m. The enclosed Notice of Meeting and Proxy Statement contains additional information about the meeting.

                        INSTRUCTIONS
                        ------------

     1. Review and complete the Proxy Card; be sure to SIGN the card.

     2. Detach and return the SIGNED Proxy Card in the enclosed return envelope.


                          IMPORTANT
                          ---------

You are urged to date and sign the enclosed proxy and return it promptly to ensure a proper representation at this meeting.

                 DETACH HERE FROM PROXY CARD

                         ARMCO INC.

Item 1  Authority to vote for the election           FOR      [ ]  WITHHOLD  [ ]
- ------  of directors:                            All nominees      Authority
                                                 listed (except    to vote
                                                 as marked to the
                                                 contrary)

INSTRUCTION:  To withhold authority to vote for any individual nominee, strike a line  through the nominee's name in the list below:

1. John J. Burns, Jr.  3. John C. Haley  5. Bruce E. Robbins   7. John D. Turner
2. David A. Duke       4. Paul H. Henson 6. Burnell R. Roberts 8. James F. Will

Item 2  To adopt the 1995 Directors Stock Purchase and Deferred Compensation
- ------  Plan.

        FOR   [ ]        AGAINST  [ ]          ABSTAIN [ ]

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 2.

Item 3  To adopt the Annual Incentive Compensation Plan.
- ------

        FOR   [ ]        AGAINST  [ ]          ABSTAIN [ ]

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 3.

Item 4  To transact such other business as may be properly
- ------  brought before the meeting.


                 (CONTINUED ON REVERSE SIDE)
                 DETACH HERE FROM PROXY CARD

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 28, 1995

The undersigned hereby appoints James F. Will, Paul H. Henson and Gary R. Hildreth, and each or any of them, proxies, with full power of substitution, to represent and to vote all shares of common stock and/or preferred stock of Armco Inc. held of record by the undersigned on February 28, 1995, at the annual meeting of shareholders to be held on April 28, 1995, and at any adjournment thereof, notice of which meeting together with the related proxy statement has been received. The proxies are directed to vote the shares the undersigned would be entitled to vote if personally present.

Please vote on the reverse side hereof, date and sign below and return this proxy form promptly in the enclosed envelope. If you attend the meeting and wish to change your vote, you may do so automatically by casting your vote at the meeting.

THIS PROXY FORM, WHEN PROPERLY EXECUTED, WILL BE VOTED AND WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN BY THE SHAREHOLDER. IF NO DIRECTIONS ARE GIVEN HEREON, THE PROXY FORM WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR ADOPTION OF THE 1995 DIRECTORS STOCK PURCHASE AND DEFERRED COMPENSATION PLAN AND FOR ADOPTION OF THE ANNUAL INCENTIVE COMPENSATION PLAN. THIS PROXY DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

                                Dated                      ,1995
                                --------------------------------

                                --------------------------------
                                SIGNATURE

                                --------------------------------
                                SIGNATURE IF SHARES HELD JOINTLY

                                Please sign exactly as  name
                                appears opposite. Executors,
                                trustees, and administrators
                                and other fiduciaries should
                                so indicate.